Exhibit 5.1

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

May 3, 2018

Texas Instruments Incorporated

12500 TI Boulevard

P.O. Box 655474

Dallas, Texas 75266-0199

Ladies and Gentlemen:

We have acted as special counsel to Texas Instruments Incorporated, a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share, issuable pursuant to the Texas Instruments 2018 Director Compensation Plan (the “Plan”).

We, as your counsel, have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued pursuant to the Plan upon receipt by the Company of the payment therefor, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and General Corporation Law of the State of Delaware.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Davis Polk & Wardwell LLP